Exhibit 99.1

For Immediate Release

AVERY DENNISON ANNOUNCES

SECOND QUARTER 2022 RESULTS

Highlights:

●	2Q22 Reported EPS of $2.61

¡	Adjusted EPS (non-GAAP) of $2.64

●	2Q22 Net sales increased 11.7% to $2.3 billion

¡	Sales growth ex. currency (non-GAAP) of 16.7%

¡	Organic sales growth (non-GAAP) of 11.3%

●	Raised FY 2022 EPS guidance

¡	Reported EPS of $9.60 to $9.90 (previously $9.35 to $9.75)

¡	Adjusted EPS of $9.70 to $10.00 (previously $9.45 to $9.85)

MENTOR, Ohio, July 27, 2022 – Avery Dennison Corporation (NYSE:AVY) today announced preliminary, unaudited results for its second quarter ended July 2, 2022. Non-GAAP financial measures referenced in this document are reconciled to GAAP in the attached financial schedules. Unless otherwise indicated, comparisons are to the same period in the prior year.

“We once again delivered strong financial results amidst a dynamic environment, with earnings above expectations,” said Mitch Butier, Avery Dennison chairman and CEO. “LGM and RBIS delivered impressive earnings growth and momentum in Intelligent Labels is further accelerating.

“Our strong performance comes at a challenging time as supply chains remain tight, inflationary pressures are significant and COVID-19 continues. Despite these challenges and a significant currency translation headwind, we have raised our guidance for the year,” said Butier. “The strategic foundations we have laid enable us to generate superior value creation through a balance of GDP-plus growth and top-quartile returns over the long-term.

“Once again, I want to thank our entire team for their tireless efforts to keep one another safe while continuing to deliver for our customers during this challenging period. The team continues to raise their game each quarter to address the unique challenges at hand.”

Second Quarter 2022 Results by Segment

Label and Graphic Materials

●	Reported sales increased 8% to $1.5 billion. Sales were up 14% ex. currency and 15% on an organic basis.

¡	Label and Packaging Materials sales were up high teens on an organic basis with strong growth in both high value product categories and the base business.

¡	Sales decreased by mid-single digits organically in the combined Graphics and Reflective Solutions businesses.

¡	On an organic basis, sales were up high teens in North America, more than 20% in Western Europe, and mid-single digits in emerging markets.

●

Reported operating margin decreased 140 basis points to 15.2%. Adjusted EBITDA margin (non-GAAP) increased 50 basis points to 17.1%, as the benefits from the net impact of pricing, freight and raw material costs, productivity and mix more than offset higher employee-related costs and lower volume.

●	Inflation continues to be significant in the company’s materials businesses; it anticipates more than 20% inflation in 2022 compared to prior year.

Retail Branding and Information Solutions

●	Reported sales increased 24% to $658 million. Sales were up 27% ex. currency and 5% on an organic basis.

¡	Growth was strong in the high value product categories, including Intelligent Labels and external embellishments.

¡	Sales decreased by low-single digits in the base business following strong prior quarter, up mid-single digits year-to-date.

●

Reported operating margin increased 490 basis points to 12.9%. Adjusted EBITDA margin increased 220 basis points to 19.0% as the combined benefit from higher organic volume and acquisitions was partially offset by growth investments and higher employee-related costs.

Industrial and Healthcare Materials

●

Reported sales increased 1% to $198 million. Sales were up 5% ex. currency and 7% on an organic basis reflecting a mid-single digit increase in industrial categories and a high teens increase in healthcare categories.

●

Reported operating margin decreased 120 basis points to 10.3%. Adjusted EBITDA margin increased 190 basis points sequentially to 13.7%. Adjusted EBITDA margin decreased 160 basis points versus prior year as the benefits from the net impact of pricing, freight, and raw material costs were more than offset by higher employee-related costs and lower volume/mix.

¡	Lower volume was principally driven by China.

Other

Balance Sheet and Capital Deployment

During the first half of the year, the company deployed $37 million for acquisitions and returned $386 million in cash to shareholders, up $183 million compared to last year, through a combination of share repurchases and dividends. The company repurchased 0.7 million shares in the second quarter at an aggregate cost of $117 million. Net of dilution from long-term incentive awards, the company’s share count at the end of the quarter was down 1.9 million compared to the same time last year.

The company’s balance sheet remains strong, with ample capacity to continue executing its long-term capital allocation strategy. Net debt to adjusted EBITDA (non-GAAP) was 2.2 at the end of the second quarter.

Income Taxes

The company’s reported second quarter effective tax rate was 25.5%. The adjusted tax rate (non-GAAP) for the quarter was 25.6%, which is also the company’s current expectation for its full-year adjusted tax rate.

Cost Reduction Actions

In the second quarter, the company realized approximately $6 million in pre-tax savings from restructuring, net of transition costs, and incurred pre-tax restructuring charges of approximately $3 million.

Guidance

In its supplemental presentation materials, “Second Quarter 2022 Financial Review and Analysis,” the company provides a list of factors that it believes will contribute to its 2022 financial results. Based on the factors listed and other assumptions, the company has raised its guidance range for 2022 reported earnings per share from $9.35 to $9.75 to $9.60 to $9.90.

Excluding an estimated $0.10 per share related to restructuring charges and other items, the company raised its guidance range for adjusted earnings per share from $9.45 to $9.85 to $9.70 to $10.00.

For more details on the company’s results, see the summary tables accompanying this news release, as well as the supplemental presentation materials, “Second Quarter 2022 Financial Review and Analysis,” posted on the company’s website at www.investors.averydennison.com, and furnished to the SEC on Form 8-K.

Throughout this release and the supplemental presentation materials, amounts on a per share basis reflect fully diluted shares outstanding.

About Avery Dennison

Avery Dennison Corporation (NYSE: AVY) is a global materials science company specializing in the design and manufacture of a wide variety of labeling and functional materials. The company’s products, which are used in nearly every major industry, include pressure-sensitive materials for labels and graphic applications; tapes and other bonding solutions for industrial, medical, and retail applications; tags, labels and embellishments for apparel; and radio frequency identification (RFID) solutions serving retail apparel and other markets. The company employs approximately 36,000 employees in more than 50 countries. Reported sales in 2021 were $8.4 billion. Learn more at www.averydennison.com.

#    #    #

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995

Certain statements contained in this document are “forward-looking statements” intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements, and financial or other business targets, are subject to certain risks and uncertainties. Forward-looking statements also include those related to the acquisition of CB Velocity Holdings, LLC (“Vestcom”), including its effect on our long-term targets and future financial results.

We believe that the most significant risk factors that could affect our financial performance in the near-term include: (i) the impacts to underlying demand for our products from global economic conditions, political uncertainty, and changes in environmental standards and governmental regulations, including as a result of COVID-19; (ii) the availability of raw materials; (iii) competitors’ actions, including pricing, expansion in key markets, and product offerings; (iv) the degree to which higher costs can be offset with productivity measures and/or passed on to customers through price increases, without a significant loss of volume; (v) foreign currency fluctuations; and (vi) the execution and integration of acquisitions, including our acquisition of Vestcom.

Actual results and trends may differ materially from historical or anticipated results depending on a variety of factors, including but are not limited to, risks and uncertainties relating to the following:

●	COVID-19

●

International Operations – worldwide and local economic and market conditions; changes in political conditions, including those related to the Russian invasion of Ukraine; and fluctuations in foreign currency exchange rates and other risks associated with foreign operations, including in emerging markets

●

Our Business – fluctuations in demand affecting sales to customers; fluctuations in the cost and availability of raw materials and energy; changes in our markets due to competitive conditions, technological developments, environmental standards, laws and regulations, and customer preferences; the impact of competitive products and pricing; execution and integration of acquisitions, including our acquisition of Vestcom; selling prices; customer and supplier concentrations or consolidations; financial condition of distributors; outsourced manufacturers; product and service quality; timely development and market acceptance of new products, including sustainable or sustainably-sourced products; investment in development activities and new production facilities; successful implementation of new manufacturing technologies and installation of manufacturing equipment; our ability to generate sustained productivity improvement; our ability to achieve and sustain targeted cost reductions; and collection of receivables from customers

●

Income Taxes – fluctuations in tax rates; changes in tax laws and regulations, and uncertainties associated with interpretations of such laws and regulations; retention of tax incentives; outcome of tax audits; and the realization of deferred tax assets

●

Information Technology – disruptions in information technology systems or data security breaches, including cyber-attacks or other intrusions to network security; and successful installation of new or upgraded information technology systems

●	Human Capital – recruitment and retention of employees; and collective labor arrangements

●

Our Indebtedness – credit risks; our ability to obtain adequate financing arrangements and maintain access to capital; fluctuations in interest rates; volatility of financial markets; and compliance with our debt covenants

●	Ownership of Our Stock – potential significant variability of our stock price and amounts of future dividends and share repurchases

●

Legal and Regulatory Matters – protection and infringement of intellectual property; impact of legal and regulatory proceedings, including with respect to environmental, anti-corruption, health and safety, and trade compliance

●	Other Financial Matters – fluctuations in pension costs and goodwill impairment

For a more detailed discussion of these factors, see “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our 2021 Form 10-K, filed with the Securities and Exchange Commission on February 23, 2022, and subsequent quarterly reports on Form 10-Q.

The forward-looking statements included in this document are made only as of the date of this document, and we undertake no obligation to update these statements to reflect subsequent events or circumstances, other than as may be required by law.

For more information and to listen to a live broadcast or an audio replay of the quarterly conference call with analysts, visit the Avery Dennison website at www.investors.averydennison.com

Contacts:

Media Relations:

Kristin Robinson (626) 304-4592

kristin.robinson@averydennison.com

Investor Relations:

John Eble (440) 534-6290

john.eble@averydennison.com

Second Quarter Financial Summary - Preliminary, unaudited
(In millions, except % and per share amounts)
	2Q	2Q	% Sales Change vs. P/Y
	2022	2021	Reported	Ex. Currency	Organic
				(a)	(b)
Net sales, by segment:

Label and Graphic Materials	$1,491.8	$1,376.2	8.4%	14.3%	14.5%

Retail Branding and Information Solutions	657.5	529.3	24.2%	27.0%	4.5%

Industrial and Healthcare Materials	197.7	196.5	0.6%	4.7%	7.1%

Total net sales	$2,347.0	$2,102.0	11.7%	16.7%	11.3%

	As Reported (GAAP)					Adjusted Non-GAAP (c)
	2Q	2Q	%	% of Sales		2Q	2Q	%	% of Sales
	2022	2021	Change	2022	2021	2022	2021	Change	2022	2021

Operating income (loss) / operating margins before interest, other non-operating expense (income), and taxes, by segment:

Label and Graphic Materials	$226.3	$228.1		15.2%	16.6%	$226.8	$199.6		15.2%	14.5%

Retail Branding and Information Solutions	84.6	42.1		12.9%	8.0%	85.9	69.6		13.1%	13.1%

Industrial and Healthcare Materials	20.4	22.5		10.3%	11.5%	20.5	23.0		10.4%	11.7%

Corporate expense (d)	(23.9)	(22.8)				(22.4)	(22.9)

Total operating income / operating margins before interest, other non-operating expense (income), and taxes	$307.4	$269.9	14%	13.1%	12.8%	$310.8	$269.3	15%	13.2%	12.8%

Interest expense	$20.8	$16.0				$20.8	$16.0

Other non-operating expense (income), net	($1.3)	($1.4)				($1.3)	($1.4)

Income before taxes	$287.9	$255.3	13%	12.3%	12.1%	$291.3	$254.7	14%	12.4%	12.1%

Provision for income taxes	$73.4	$70.4				$74.6	$65.2

Equity method investment (losses) gains	---	($1.1)				---	($1.1)

Net income	$214.5	$183.8	17%	9.1%	8.7%	$216.7	$188.4	15%	9.2%	9.0%

Net income per common share, assuming dilution	$2.61	$2.19	19%			$2.64	$2.25	17%

2Q Free Cash Flow (e)						$209.1	$206.0

YTD Free Cash Flow (e)						$282.4	$388.0

See accompanying schedules A-4 to A-10 for reconciliations from GAAP to non-GAAP financial measures.

(a)

Sales change ex. currency refers to the increase or decrease in net sales, excluding the estimated impact of foreign currency translation and the reclassification of sales between segments, and, where applicable, an extra week in our fiscal year and the calendar shift resulting from the extra week in the prior fiscal year and currency adjustment for transitional reporting of highly inflationary economies. The estimated impact of foreign currency translation is calculated on a constant currency basis, with prior period results translated at current period average exchange rates to exclude the effect of currency fluctuations.

(b)	Organic sales change refers to sales change ex. currency, excluding the estimated impact of acquisitions and product line divestitures.

(c)	Excludes impact of restructuring charges and other items.

(d)	As reported “Corporate expense” for the second quarter of 2022 includes severance and related costs of $.8, outcome of legal proceedings of $.7, and 2021 includes severance and related costs of ($.1).

(e)

Free cash flow refers to cash flow provided by operating activities, less payments for property, plant and equipment, software and other deferred charges, plus proceeds from sales of property, plant and equipment, plus (minus) net proceeds from insurance and sales (purchases) of investments. Free cash flow is also adjusted for, where applicable, certain acquisition-related transaction costs.

AVERY DENNISON CORPORATION

PRELIMINARY CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(In millions, except per share amounts)

	(UNAUDITED)
	Three Months Ended		Six Months Ended

	Jul. 2, 2022	Jul. 3, 2021	Jul. 2, 2022	Jul. 3, 2021

Net sales	$ 2,347.0	$ 2,102.0	$ 4,696.3	$ 4,153.3

Cost of products sold	1,703.5	1,525.7	3,411.5	2,980.0

Gross profit	643.5	576.3	1,284.8	1,173.3

Marketing, general and administrative expense	332.7	307.0	687.7	619.3

Other expense (income), net(1)	3.4	(0.6)	1.8	0.3

Interest expense	20.8	16.0	40.4	32.2

Other non-operating expense (income), net(2)	(1.3)	(1.4)	(2.7)	(2.7)

Income before taxes	287.9	255.3	557.6	524.2

Provision for income taxes	73.4	70.4	144.9	128.5

Equity method investment (losses) gains	---	(1.1)	---	(2.4)

Net income	$ 214.5	$ 183.8	$ 412.7	$ 393.3

Per share amounts:

Net income per common share, assuming dilution	$ 2.61	$ 2.19	$ 5.00	$ 4.69

Weighted average number of common shares outstanding, assuming dilution	82.1	83.8	82.6	83.9

(1)

“Other expense (income), net” for the second quarter of 2022 includes severance and related costs of $3.1, outcomes of legal proceedings of $.7, and transaction and related costs of $.1, partially offset by gain on sale of assets of $.5.

“Other expense (income), net” for the second quarter of 2021 includes outcomes of legal proceedings, net, of $2.5, partially offset by severance and related costs of $1.6, asset impairment charges of $.1, and loss on sale of assets of $.2.

“Other expense (income), net” for the first half of 2022 includes severance and related costs of $4, outcomes of legal proceedings of $1.7, and transaction and related costs of $.3, partially offset by gain on venture investment of $3.7 and gain on sale of assets of $.5.

“Other expense (income), net” for the first half of 2021 includes severance and related costs of $4, asset impairment and lease cancellation charges of $.6, transaction and related costs of $.7, and loss on sales of assets, net, of $.2, partially offset by gain on sale of product line of $4.8 and outcomes of legal proceedings, net, of $.4.

(2)	“Other non-operating expense (income), net” for the first half of 2021 includes pension plan settlement loss of $.4.

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AVERY DENNISON CORPORATION

PRELIMINARY CONDENSED CONSOLIDATED BALANCE SHEETS

(In millions)

	(UNAUDITED)

ASSETS	Jul. 2, 2022	Jul. 3, 2021

Current assets:

Cash and cash equivalents	$164.8	$344.8

Trade accounts receivable, net	1,565.1	1,338.9

Inventories	990.1	824.8

Other current assets	228.8	233.1

Total current assets	2,948.8	2,741.6

Property, plant and equipment, net	1,451.0	1,344.8

Goodwill and other intangibles resulting from business acquisitions, net	2,738.6	1,361.7

Deferred tax assets	119.9	188.5

Other assets	834.1	785.9

	$8,092.4	$6,422.5

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities:

Short-term borrowings and current portion of long-term debt and finance leases	$738.6	$33.6

Accounts payable	1,410.9	1,226.5

Other current liabilities	851.0	822.4

Total current liabilities	3,000.5	2,082.5

Long-term debt and finance leases	2,493.4	2,020.2

Other long-term liabilities	661.6	616.2

Shareholders’ equity:

Common stock	124.1	124.1

Capital in excess of par value	855.9	846.5

Retained earnings	4,182.0	3,637.3

Treasury stock at cost	(2,914.0)	(2,576.7)

Accumulated other comprehensive loss	(311.1)	(327.6)

Total shareholders’ equity	1,936.9	1,703.6

	$8,092.4	$6,422.5

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AVERY DENNISON CORPORATION

PRELIMINARY CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In millions)

	(UNAUDITED)

	Six Months Ended

	Jul. 2, 2022	Jul. 3, 2021

Operating Activities:

Net income	$412.7	$393.3

Adjustments to reconcile net income to net cash provided by operating activities:

Depreciation	88.2	80.8

Amortization	57.0	28.8

Provision for credit losses and sales returns	23.9	17.5

Stock-based compensation	23.9	18.5

Pension plan settlement loss	---	0.4

Deferred taxes and other non-cash taxes	8.6	10.6

Other non-cash expense and loss (income and gain), net	15.0	13.8

Changes in assets and liabilities and other adjustments	(234.9)	(86.9)

Net cash provided by operating activities	394.4	476.8

Investing Activities:

Purchases of property, plant and equipment	(106.8)	(83.8)

Purchases of software and other deferred charges	(9.9)	(6.4)

Proceeds from sales of property, plant and equipment	2.1	1.0

Proceeds from insurance and sales (purchases) of investments, net	2.0	0.4

Proceeds from sale of product line	---	6.7

Payments for acquisitions, net of cash acquired, and investments in businesses	(37.0)	(33.8)

Net cash used in investing activities	(149.6)	(115.9)

Financing Activities:

Net increase (decrease) in borrowings with maturities of three months or less	176.9	(36.2)

Repayments of long-term debt and finance leases	(3.4)	(3.1)

Dividends paid	(117.4)	(108.0)

Share repurchases	(268.7)	(95.0)

Net (tax withholding) proceeds related to stock-based compensation	(25.1)	(25.3)

Net cash used in financing activities	(237.7)	(267.6)

Effect of foreign currency translation on cash balances	(5.0)	(0.8)

Increase (decrease) in cash and cash equivalents	2.1	92.5

Cash and cash equivalents, beginning of year	162.7	252.3

Cash and cash equivalents, end of period	$164.8	$344.8

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Reconciliation of Non-GAAP Financial Measures to GAAP

We report our financial results in conformity with accounting principles generally accepted in the United States of America, or GAAP, and also communicate with investors using certain non-GAAP financial measures. These non-GAAP financial measures are not in accordance with, nor are they a substitute for or superior to, the comparable GAAP financial measures. These non-GAAP financial measures are intended to supplement the presentation of our financial results prepared in accordance with GAAP. Based on feedback from investors and financial analysts, we believe that the supplemental non-GAAP financial measures we provide are useful to their assessments of our performance and operating trends, as well as liquidity.

Our non-GAAP financial measures exclude the impact of certain events, activities or strategic decisions. The accounting effects of these events, activities or decisions, which are included in the GAAP financial measures, may make it more difficult to assess our underlying performance in a single period. By excluding the accounting effects, positive or negative, of certain items (e.g., restructuring charges, outcomes of certain legal proceedings, certain effects of strategic transactions and related costs, losses from debt extinguishments, gains or losses from curtailment or settlement of pension obligations, gains or losses on sales of certain assets, gains or losses on venture investments and other items), we believe that we are providing meaningful supplemental information that facilitates an understanding of our core operating results and liquidity measures. While some of the items we exclude from GAAP financial measures recur, they tend to be disparate in amount, frequency, or timing.

We use these non-GAAP financial measures internally to evaluate trends in our underlying performance, as well as to facilitate comparison to the results of competitors for quarters and year-to-date periods, as applicable.

We use the non-GAAP financial measures described below in the accompanying news release and related presentation.

Sales change ex. currency refers to the increase or decrease in net sales, excluding the estimated impact of foreign currency translation and the reclassification of sales between segments, and, where applicable, an extra week in our fiscal year and the calendar shift resulting from the extra week in the prior fiscal year and currency adjustment for transitional reporting of highly inflationary economies. The estimated impact of foreign currency translation is calculated on a constant currency basis, with prior period results translated at current period average exchange rates to exclude the effect of currency fluctuations.

Organic sales change refers to sales change ex. currency, excluding the estimated impact of acquisitions and product line divestitures.

We believe that sales change ex. currency and organic sales change assist investors in evaluating the sales change from the ongoing activities of our businesses and enhance their ability to evaluate our results from period to period.

Adjusted operating income refers to income before taxes; interest expense; other non-operating expense (income), net; and other expense (income), net.

Adjusted EBITDA refers to adjusted operating income before depreciation and amortization.

Adjusted operating margin refers to adjusted operating income as a percentage of net sales.

Adjusted EBITDA margin refers to adjusted EBITDA as a percentage of net sales.

Adjusted tax rate refers to the projected full-year GAAP tax rate, adjusted to exclude certain unusual or infrequent events that are expected to significantly impact that rate, such as effects of certain discrete tax planning actions, impacts related to the enactment of the U.S. Tax Cuts and Jobs Act (“TCJA”), where applicable, and other items.

Adjusted net income refers to income before taxes, tax-effected at the adjusted tax rate, and adjusted for tax-effected restructuring charges and other items.

Adjusted net income per common share, assuming dilution (adjusted EPS) refers to adjusted net income divided by the weighted average number of common shares outstanding, assuming dilution.

We believe that adjusted operating margin, adjusted EBITDA margin, adjusted net income, and adjusted EPS assist investors in understanding our core operating trends and comparing our results with those of our competitors.

Net debt to adjusted EBITDA ratio refers to total debt (including finance leases) less cash and cash equivalents, divided by adjusted EBITDA for the last twelve months. We believe that the net debt to adjusted EBITDA ratio assists investors in assessing our leverage position.

Free cash flow refers to cash flow provided by operating activities, less payments for property, plant and equipment, software and other deferred charges, plus proceeds from sales of property, plant and equipment, plus (minus) net proceeds from insurance and sales (purchases) of investments. Free cash flow is also adjusted for, where applicable, certain acquisition-related transaction costs. We believe that free cash flow assists investors by showing the amount of cash we have available for debt reductions, dividends, share repurchases, and acquisitions.

Reconciliations are provided in accordance with Regulations G and S-K and reconcile our non-GAAP financial measures with the most directly comparable GAAP financial measures.

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A-5

AVERY DENNISON CORPORATION

PRELIMINARY RECONCILIATION FROM GAAP TO NON-GAAP FINANCIAL MEASURES

(In millions, except % and per share amounts)

	(UNAUDITED)
	Three Months Ended		Six Months Ended

	Jul. 2, 2022	Jul. 3, 2021	Jul. 2, 2022	Jul. 3, 2021

Reconciliation from GAAP to Non-GAAP operating margins:

Net sales	$2,347.0	$2,102.0	$4,696.3	$4,153.3

Income before taxes	$287.9	$255.3	$557.6	$524.2

Income before taxes as a percentage of net sales	12.3%	12.1%	11.9%	12.6%

Adjustments:

Interest expense	$20.8	$16.0	$40.4	$32.2

Other non-operating expense (income), net	(1.3)	(1.4)	(2.7)	(2.7)

Operating income before interest expense, other non-operating expense (income), and taxes	$307.4	$269.9	$595.3	$553.7

Operating margins	13.1%	12.8%	12.7%	13.3%

Income before taxes	$287.9	$255.3	$557.6	$524.2

Adjustments:

Restructuring charges:

Severance and related costs	3.1	1.6	4.0	4.0

Asset impairment and lease cancellation charges	---	0.1	---	0.6

Transaction and related costs	0.1	---	0.3	0.7

Outcomes of legal proceedings, net	0.7	(2.5)	1.7	(0.4)

(Gain) loss on sales of assets, net	(0.5)	0.2	(0.5)	0.2

Gain on venture investment	---	---	(3.7)	---

Gain on sale of product line	---	---	---	(4.8)

Interest expense	20.8	16.0	40.4	32.2

Other non-operating expense (income), net	(1.3)	(1.4)	(2.7)	(2.7)

Adjusted operating income (non-GAAP)	$310.8	$269.3	$597.1	$554.0

Adjusted operating margins (non-GAAP)	13.2%	12.8%	12.7%	13.3%

Reconciliation from GAAP to Non-GAAP net income:

As reported net income	$214.5	$183.8	$412.7	$393.3

Adjustments:

Restructuring charges and other items(1)	3.4	(0.6)	1.8	0.3

Pension plan settlement loss	---	---	---	0.4

Tax effect on restructuring charges and other items and impact of adjusted tax rate	(1.2)	5.2	1.7	(4.3)

Adjusted net income (non-GAAP)	$216.7	$188.4	$416.2	$389.7

(1)	Includes pretax restructuring charges, transaction and related costs, outcomes of legal proceedings, gain/loss on sales of assets, gain on venture investment, and gain on sale of product line.

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(continued)

AVERY DENNISON CORPORATION

PRELIMINARY RECONCILIATION FROM GAAP TO NON-GAAP FINANCIAL MEASURES

(In millions, except % and per share amounts)

	(UNAUDITED)

	Three Months Ended		Six Months Ended

	Jul. 2, 2022	Jul. 3, 2021	Jul. 2, 2022	Jul. 3, 2021

Reconciliation from GAAP to Non-GAAP net income per common share:

As reported net income per common share, assuming dilution	$ 2.61	$ 2.19	$ 5.00	$ 4.69

Adjustments per common share, net of tax:

Restructuring charges and other items(1)	0.04	(0.01)	0.02	---

Tax effect on restructuring charges and other items and impact of adjusted tax rate	(0.01)	0.07	0.02	(0.05)

Adjusted net income per common share, assuming dilution (non-GAAP)	$2.64	$2.25	$5.04	$4.64

Weighted average number of common shares outstanding, assuming dilution	82.1	83.8	82.6	83.9

Our adjusted tax rate was 25.6% for the three and six months ended July 2, 2022, and 25.6% and 25.3% for the three and six months ended July 3, 2021, respectively.

(1)	Includes pretax restructuring charges, transaction and related costs, outcomes of legal proceedings, gain/loss on sales of assets, gain on venture investment, and gain on sale of product line.

	(UNAUDITED)

	Three Months Ended		Six Months Ended

	Jul. 2, 2022	Jul. 3, 2021	Jul. 2, 2022	Jul. 3, 2021

Reconciliation of free cash flow:

Net cash provided by operating activities	$268.2	$267.5	$394.4	$476.8

Purchases of property, plant and equipment	(57.1)	(58.6)	(106.8)	(83.8)

Purchases of software and other deferred charges	(4.3)	(4.1)	(9.9)	(6.4)

Proceeds from sales of property, plant and equipment	1.8	0.3	2.1	1.0

Proceeds from insurance and sales (purchases) of investments, net	0.2	0.9	2.0	0.4

Payments for certain acquisition-related transaction costs	0.3	---	0.6	---

Free cash flow (non-GAAP)	$209.1	$206.0	$282.4	$388.0

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AVERY DENNISON CORPORATION

PRELIMINARY SUPPLEMENTARY INFORMATION

(In millions, except %)

(UNAUDITED)

	Second Quarter Ended

	NET SALES		OPERATING INCOME (LOSS)		OPERATING MARGINS
	2022	2021	2022	2021	2022	2021

Label and Graphic Materials	$1,491.8	$1,376.2	$226.3	$228.1	15.2%	16.6%

Retail Branding and Information Solutions	657.5	529.3	84.6	42.1	12.9%	8.0%

Industrial and Healthcare Materials	197.7	196.5	20.4	22.5	10.3%	11.5%

Corporate Expense	N/A	N/A	(23.9)	(22.8)	N/A	N/A

TOTAL FROM OPERATIONS	$2,347.0	$2,102.0	$307.4	$269.9	13.1%	12.8%

RECONCILIATION FROM GAAP TO NON-GAAP SUPPLEMENTARY INFORMATION

	Second Quarter Ended

	2022	2021	2022		2021
Label and Graphic Materials

Operating income and margins, as reported	$226.3	$228.1	15.2%		16.6%

Adjustments:

Restructuring charges:

Severance and related costs	0.5	(0.1)	---		---

Outcome of legal proceedings(1)	---	(28.4)	---		(2.1%	)

Adjusted operating income and margins (non-GAAP)	$226.8	$199.6	15.2%		14.5%

Depreciation and amortization	27.6	28.7	1.9%		2.1%

Adjusted EBITDA and margins (non-GAAP)	$254.4	$228.3	17.1%		16.6%

Retail Branding and Information Solutions

Operating income and margins, as reported	$84.6	$42.1	12.9%		8.0%

Adjustments:

Restructuring charges:

Severance and related costs	1.7	1.3	0.3%		0.2%

Asset impairment charges	---	0.1	---		---

Outcomes of legal proceedings, net(2)	---	25.9	---		4.9%

Transaction and related costs	0.1	---	---		---

(Gain) loss on sales of assets	(0.5)	0.2	(0.1%	)	---

Adjusted operating income and margins (non-GAAP)	$85.9	$69.6	13.1%		13.1%

Depreciation and amortization	39.0	19.4	5.9%		3.7%

Adjusted EBITDA and margins (non-GAAP)	$124.9	$89.0	19.0%		16.8%

Industrial and Healthcare Materials

Operating income and margins, as reported	$20.4	$22.5	10.3%		11.5%

Adjustments:

Restructuring charges:

Severance and related costs	0.1	0.5	0.1%		0.2%

Adjusted operating income and margins (non-GAAP)	$20.5	$23.0	10.4%		11.7%

Depreciation and amortization	6.6	7.1	3.3%		3.6%

Adjusted EBITDA and margins (non-GAAP)	$27.1	$30.1	13.7%		15.3%

(1)	Second quarter of 2021 includes Brazil indirect tax credit based on Brazilian Federal Supreme Court ruling.

(2)

Second quarter of 2021 includes contingent liability related to patent infringement lawsuit of $26.6, partially offset by Brazil indirect tax credit based on Brazilian Federal Supreme Court ruling of $.7.

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AVERY DENNISON CORPORATION

PRELIMINARY SUPPLEMENTARY INFORMATION

(In millions, except %)

(UNAUDITED)

	Six Months Ended

	NET SALES		OPERATING INCOME (LOSS)		OPERATING MARGINS
	2022	2021	2022	2021	2022	2021

Label and Graphic Materials	$2,972.0	$2,753.2	$433.5	$454.3	14.6%	16.5%

Retail Branding and Information Solutions	1,336.5	1,012.0	174.9	102.1	13.1%	10.1%

Industrial and Healthcare Materials	387.8	388.1	36.0	46.0	9.3%	11.9%

Corporate Expense	N/A	N/A	(49.1)	(48.7)	N/A	N/A

TOTAL FROM OPERATIONS	$4,696.3	$4,153.3	$595.3	$553.7	12.7%	13.3%

RECONCILIATION FROM GAAP TO NON-GAAP SUPPLEMENTARY INFORMATION

	Six Months Ended

	2022	2021	2022		2021
Label and Graphic Materials

Operating income and margins, as reported	$433.5	$454.3	14.6%		16.5%

Adjustments:

Restructuring charges:

Severance and related costs	1.0	0.5	---		---

Asset impairment charges	---	0.1	---		---

Transaction and related costs	---	0.1	---		---

Outcomes of legal proceedings, net(1)	---	(26.3)	---		(0.9%	)

Gain on sale of product line	---	(4.8)	---		(0.2%	)

Gain on venture investment	(3.7)	---	(0.1%	)	---

Adjusted operating income and margins (non-GAAP)	$430.8	$423.9	14.5%		15.4%

Depreciation and amortization	55.2	57.7	1.9%		2.1%

Adjusted EBITDA and margins (non-GAAP)	$486.0	$481.6	16.4%		17.5%

Retail Branding and Information Solutions

Operating income and margins, as reported	$174.9	$102.1	13.1%		10.1%

Adjustments:

Restructuring charges:

Severance and related costs	2.1	2.5	0.1%		0.2%

Asset impairment and lease cancellation charges	---	0.5	---		0.1%

Outcomes of legal proceedings, net(2)	1.0	25.9	0.1%		2.6%

Transaction and related costs	0.3	0.2	---		---

(Gain) loss on sales of assets	(0.5)	0.5	---		---

Adjusted operating income and margins (non-GAAP)	$177.8	$131.7	13.3%		13.0%

Depreciation and amortization	76.5	38.0	5.7%		3.8%

Adjusted EBITDA and margins (non-GAAP)	$254.3	$169.7	19.0%		16.8%

Industrial and Healthcare Materials

Operating income and margins, as reported	$36.0	$46.0	9.3%		11.9%

Adjustments:

Restructuring charges:

Severance and related costs	0.1	0.5	---		0.1%

Transaction and related costs	---	0.4	---		0.1%

Gain on sale of assets	---	(0.3)	---		(0.1%	)

Adjusted operating income and margins (non-GAAP)	$36.1	$46.6	9.3%		12.0%

Depreciation and amortization	13.5	13.9	3.5%		3.6%

Adjusted EBITDA and margins (non-GAAP)	$49.6	$60.5	12.8%		15.6%

(1)	The first half of 2021 includes Brazil indirect tax credit based on Brazilian Federal Supreme Court ruling of $28.4, partially offset by outcome of certain legal proceedings of $2.1.

(2)

The first half of 2021 includes contingent liability related to patent infringement lawsuit of $26.6, partially offset by Brazil indirect tax credit based on Brazilian Federal Supreme Court ruling of $.7.

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AVERY DENNISON CORPORATION

PRELIMINARY SUPPLEMENTARY INFORMATION

Reconciliation of Adjusted EBITDA Margins

(In millions, except %)

(UNAUDITED)

	QTD			QTD

Label and Graphic Materials	2Q22	2Q21	2Q20	1Q22	1Q21	1Q20

Net sales	$1,491.8	$1,376.2	$1,101.5	$1,480.2	$1,377.0	$1,173.5

Operating income before interest expense, other non-operating expense (income) and taxes, as reported	$226.3	$228.1	$137.5	$207.2	$226.2	$172.5

Operating margins, as reported	15.2%	16.6%	12.5%	14.0%	16.4%	14.7%

Non-GAAP adjustments:

Restructuring charges:

Severance and related costs	$0.5	$(0.1)	$24.9	$0.5	$0.6	$0.4

Asset impairment and lease cancellation charges	---	---	0.9	---	0.1	---

Other items	---	(28.4)	---	(3.7)	(2.6)	0.7

Adjusted operating income (non-GAAP)	$226.8	$199.6	$163.3	$204.0	$224.3	$173.6

Adjusted operating margins (non-GAAP)	15.2%	14.5%	14.8%	13.8%	16.3%	14.8%

Depreciation and amortization	$27.6	$28.7	$26.3	$27.6	$29.0	$26.1

Adjusted EBITDA (non-GAAP)	$254.4	$228.3	$189.6	$231.6	$253.3	$199.7

Adjusted EBITDA margins (non-GAAP)	17.1%	16.6%	17.2%	15.6%	18.4%	17.0%

Retail Branding and Information Solutions	2Q22	2Q21	2Q20	1Q22	1Q21	1Q20

Net sales	$657.5	$529.3	$294.9	$679.0	$482.7	$401.9

Operating income (loss) before interest expense, other non-operating expense (income) and taxes, as reported	$84.6	$42.1	$(10.7)	$90.3	$60.0	$30.9

Operating margins, as reported	12.9%	8.0%	(3.6% )	13.3%	12.4%	7.7%

Non-GAAP adjustments:

Restructuring charges:

Severance and related costs	$1.7	$1.3	$11.3	$0.4	$1.2	$1.5

Asset impairment and lease cancellation charges	---	0.1	0.9	---	0.4	---

Other items	(0.4)	26.1	0.7	1.2	0.5	1.8

Adjusted operating income (non-GAAP)	$85.9	$69.6	$2.2	$91.9	$62.1	$34.2

Adjusted operating margins (non-GAAP)	13.1%	13.1%	0.7%	13.5%	12.9%	8.5%

Depreciation and amortization	$39.0	$19.4	$17.7	$37.5	$18.6	$14.9

Adjusted EBITDA (non-GAAP)	$124.9	$89.0	$19.9	$129.4	$80.7	$49.1

Adjusted EBITDA margins (non-GAAP)	19.0%	16.8%	6.7%	19.1%	16.7%	12.2%

Industrial and Healthcare Materials	2Q22	2Q21	2Q20	1Q22	1Q21	1Q20

Net sales	$197.7	$196.5	$132.1	$190.1	$191.6	$147.6

Operating income before interest expense, other non-operating expense (income) and taxes, as reported	$20.4	$22.5	$7.5	$15.6	$23.5	$14.9

Operating margins, as reported	10.3%	11.5%	5.7%	8.2%	12.3%	10.1%

Non-GAAP adjustments:

Restructuring charges:

Severance and related costs	$0.1	$0.5	$1.5	$ ---	$ ---	$0.5

Asset impairment charges	---	---	---	---	---	---

Other items	---	---	---	---	0.1	---

Adjusted operating income (non-GAAP)	$20.5	$23.0	$9.0	$15.6	$23.6	$15.4

Adjusted operating margins (non-GAAP)	10.4%	11.7%	6.8%	8.2%	12.3%	10.4%

Depreciation and amortization	$6.6	$7.1	$6.3	$6.9	$6.8	$6.5

Adjusted EBITDA (non-GAAP)	$27.1	$30.1	$15.3	$22.5	$30.4	$21.9

Adjusted EBITDA margins (non-GAAP)	13.7%	15.3%	11.6%	11.8%	15.9%	14.8%

Corporate expense	2Q22	2Q21	2Q20	1Q22	1Q21	1Q20

Corporate expense, as reported	$(23.9)	$(22.8)	$(10.8)	$(25.2)	$(25.9)	$(19.1)

Non-GAAP adjustments:

Restructuring charges:

Severance and related costs	$0.8	$(0.1)	$(0.2)	$ ---	$0.6	$ ---

Other items	0.7	---	---	---	---	---

Corporate expense (non-GAAP)	$(22.4)	$(22.9)	$(11.0)	$(25.2)	$(25.3)	$(19.1)

Total Company	2Q22	2Q21	2Q20	1Q22	1Q21	1Q20

Net sales	$2,347.0	$2,102.0	$1,528.5	$2,349.3	$2,051.3	$1,723.0

Operating income before interest expense, other non-operating expense (income) and taxes, as reported	$307.4	$269.9	$123.5	$287.9	$283.8	$199.2

Operating margins, as reported	13.1%	12.8%	8.1%	12.3%	13.8%	11.6%

Non-GAAP adjustments:

Restructuring charges:

Severance and related costs	$3.1	$1.6	$37.5	$0.9	$2.4	$2.4

Asset impairment and lease cancellation charges	---	0.1	1.8	---	0.5	---

Other items	0.3	(2.3)	0.7	(2.5)	(2.0)	2.5

Adjusted operating income (non-GAAP)	$310.8	$269.3	$163.5	$286.3	$284.7	$204.1

Adjusted operating margins (non-GAAP)	13.2%	12.8%	10.7%	12.2%	13.9%	11.8%

Depreciation and amortization	$73.2	$55.2	$50.3	$72.0	$54.4	$47.5

Adjusted EBITDA (non-GAAP)	$384.0	$324.5	$213.8	$358.3	$339.1	$251.6

Adjusted EBITDA margins (non-GAAP)	16.4%	15.4%	14.0%	15.3%	16.5%	14.6%

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AVERY DENNISON CORPORATION

PRELIMINARY SUPPLEMENTARY INFORMATION

Reconciliation of Adjusted EBITDA Margins and Net Debt to Adjusted EBITDA

(In millions, except %)

(UNAUDITED)

	QTD

Total Company	3Q21	4Q21	1Q22	2Q22

Net sales	$2,071.8	$2,183.2	$2,349.3	$2,347.0

Operating income before interest expense, other non-operating expense (income) and taxes, as reported	$241.5	$263.5	$287.9	$307.4

Operating margins, as reported	11.7%	12.1%	12.3%	13.1%

Non-GAAP adjustments:

Restructuring charges:

Severance and related costs	$1.1	$5.4	$0.9	$3.1

Asset impairment and lease cancellation charges	1.3	1.2	---	---

Other items	13.6	(17.3)	(2.5)	0.3

Adjusted operating income (non-GAAP)	$257.5	$252.8	$286.3	$310.8

Adjusted operating margins (non-GAAP)	12.4%	11.6%	12.2%	13.2%

Depreciation and amortization	$61.9	$72.6	$72.0	$73.2

Adjusted EBITDA (non-GAAP)	$319.4	$325.4	$358.3	$384.0
Adjusted EBITDA margins (non-GAAP)	15.4%	14.9%	15.3%	16.4%

Total Debt				$3,232.0
Less: Cash and cash equivalents				164.8
Net Debt				$3,067.2
Net Debt to Adjusted EBITDA LTM* (non-GAAP)				2.2

*LTM = Last twelve months (3Q21 to 2Q22)

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AVERY DENNISON CORPORATION

PRELIMINARY SUPPLEMENTARY INFORMATION

(UNAUDITED)

	Second Quarter 2022
	Total Company	Label and Graphic Materials	Retail Branding and Information Solutions	Industrial and Healthcare Materials

Reconciliation from GAAP to Non-GAAP sales change

Reported net sales change	11.7%	8.4%	24.2%	0.6%

Reclassification of sales between segments	---	0.4%	(1.0%)	---

Foreign currency translation	5.0%	5.5%	3.7%	4.1%

Sales change ex. currency (non-GAAP)(1)	16.7%	14.3%	27.0%	4.7%

Acquisitions	(5.4%)	0.2%	(22.5%)	2.4%

Organic sales change (non-GAAP)(1)	11.3%	14.5%	4.5%	7.1%

	Six Months Ended 2022
	Total Company	Label and Graphic Materials	Retail Branding and Information Solutions	Industrial and Healthcare Materials

Reconciliation from GAAP to Non-GAAP sales change

Reported net sales change	13.1%	7.9%	32.1%	(0.1%)

Reclassification of sales between segments	---	0.3%	(0.7%)	---

Foreign currency translation	4.2%	4.7%	3.2%	3.0%

Sales change ex. currency (non-GAAP)(1)	17.3%	12.9%	34.5%	2.9%

Acquisitions	(5.2%)	0.2%	(22.6%)	2.3%

Organic sales change (non-GAAP)(1)	12.1%	13.1%	12.0%	5.2%

(1) Totals may not sum due to rounding.